Exhibit 12.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Exhibit 12.1
I, Antoine Frérot, certify that:

1.	I have reviewed this Amendment N° 1 to the annual report on Form 20-F of Veolia Environnement;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    May 30, 2011

By:	/s/ Antoine Frérot
Name: Antoine Frérot
Title: Chief Executive Officer